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                                                                   Exhibit 10.46

                             FIFTH AMENDMENT LEASE

1.0   PARTIES

1.1 THIS AGREEMENT made the 1st day of May, 1994, by and between GROVE STREET ASSOCIATES OF JERSEY CITY LIMITED PARTNERSHIP ("Landlord") whose address is c/o Cali Associates, 11 Commerce Drive, Cranford, New Jersey 07016 and DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION ("Tenant") whose address is 1 Pershing Plaza, Jersey City, New Jersey 07399.

2.0   STATEMENT OF FACTS

2.1 The parties have previously entered into a Lease, First Amendment of Lease and side letter agreement executed in connection therewith, all dated July 1, 1987, a Side Letter Agreement dated June 19, 1989, a Second Amendment to Lease dated March 12, 1992, a Third Amendment to Lease dated December 27, 1992, a Side Letter Agreement dated September 29, 1993 and a Fourth Amendment to Lease dated December 23, 1993 (collectively, the "Lease") applicable to 334,145 of gross rentable square feet of office space and 13,741 rentable square feet of storage space (the "Premises") at 1 Pershing Plaza, New Jersey ("Building").

2.2 Tenant wishes to lease, on a temporary basis, two (2) separate units of office space totalling 4,809 rentable square feet on the twelfth (12th) floor of the Building.

2.3 The parties desire to amend certain terms of the Lease to reflect this leasing of Temporary Space as set forth below.

3.0   AGREEMENTS

      NOW, THEREFORE, in consideration of the Premises and the covenants hereinafter set forth, Landlord and Tenant agree as follows:

3.1 All capitalized and non-capitalized terms used in this Agreement which are not separately defined herein but are defined in the Lease shall have the meaning given to any such term in the Lease.

3.2 Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, two (2) separate units of office space totalling 4,809 rentable s.f. office space each in its "AS-IS" condition on the twelfth (12th) floor of the Building as shown shaded on the attached Exhibit A (collectively, the "Temporary Space").

3.3 The term applicable to the Temporary Space shall commence on May 1, 1994 and shall expire on October 31, 1994 ("Temporary Space Term").

3.4 In addition to the fixed rent to be paid to Landlord by Tenant applicable to the Premises as set forth in the Lease, Tenant shall pay Landlord during the Temporary Space Term fixed rent applicable to the Temporary Space at the monthly rate of EIGHT THOUSAND FIFTEEN AND 00/100 DOLLARS ($8,015.00). The fixed rent is payable in advance, on the first day of each calendar month during the Temporary Space Term.

3.5 There shall be no increase in Tenant's Proportionate Share or Tenant's Operational Proportionate Share as a result of Tenant's leasing of the Temporary Space.

3.6 Tenant has fully inspected the Temporary Space, is satisfied with the condition thereof, and agrees to accept possession of the Temporary Space in its current "AS-IS" condition, subject to reasonable wear and tear and damage by fire or other cause.

3.7   a.    The cost of electric current which is supplied by Landlord for use by Tenant in the Temporary Space, other than for air conditioning purposes, shall be reimbursed to the Landlord at terms, classification and rates normally charged by the public utilities corporation serving that part of the municipality where the Temporary Premises are located.

      b. Landlord shall, prior to the Commencement Date, estimate the electric power demand of the electric lighting fixtures and the electric equipment of Tenant to be used in the Temporary Space to determine the average monthly electric

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            consumption thereof. During the Temporary Space Term, Tenant shall pay to Landlord, in advance, on the first day of every month in conjunction with Tenant's monthly payments of fixed rent, the amount estimated by Landlord as Tenant's monthly consumption. Said amounts shall be treated as Additional Rent due hereunder. Proportionate sums shall be payable for periods of less than a full month if the term commences or ends on any other than the first or last day of the month. Within sixty (60) days of the commencement date hereof, Tenant agrees that Landlord's electrical engineering consultant shall make a survey of electric power demand of the electric lighting fixtures and the electric equipment of Tenant used in the Temporary Space to determine the average monthly electric consumption thereof, and the costs of said survey shall be borne by Tenant. The findings of said consultant as to the average monthly electric consumption of Tenant shall, unless objected to by Tenant within thirty (30) days, be conclusive and binding on Landlord and Tenant. After Landlord's consultant has submitted its report, Tenant shall pay to Landlord, within ten (10) days after demand therefor by Landlord, any underpayment (based on the monthly consumption found by such consultant as compared to Lessor's estimate) as owing from the Commencement Date, and the then expired months, to include the then current month and thereafter, on the first day of every month, in advance, the amount set forth as the monthly consumption in said report. Any overpayments make by Tenant shall be credited against the next electrical charges then payable to Lessor. If Tenant objects to Landlord's consultant's survey, Tenant shall nevertheless pay and continue to pay the amount determined by Landlord's consultant until the issue is finally resolved, but Tenant may, at its expense, seek the services of an independent electrical consultant who shall make a survey as provided above. If Landlord and Tenant's consultant cannot agree as to Tenant's consumption within thirty (30) days of Tenant's consultant's findings, either Landlord or Tenant may request the American Arbitration Association in Somerset, New Jersey to appoint an electrical engineering consultant whose decision shall be final and binding on Landlord and Tenant, and whose cost shall be shared equally. Upon the issue being finally resolved, any overpayment made by Tenant shall promptly be refunded by Landlord and any underpayment in Tenant's payments shall promptly be paid to Landlord.

3.8 Tenant may renew this Agreement on a month-to-month basis at the same fixed and additional monthly rent set forth in Paragraphs 3.4 and 3.7 hereof commencing November 1, 1994 by giving Landlord written notice of such election by September 1, 1994. Thereafter, the leasing of the Temporary Space shall continue until terminated by Landlord or Tenant by one party giving the other party at least thirty (30) days prior to the intended date of termination, a written notice of intent to terminate such tenancy, which termination date must be as of the end of a calendar month.

3.9 Tenant's use and occupancy of the Temporary Space during the Temporary Space Term shall be governed by all terms and conditions of the Lease except where superseded by this Agreement or are inapplicable.

EXCEPT as modified herein, the Lease dated July 1, 1987 and all amendments and side letters applicable thereto covering the Premises shall remain in full force and effect and Tenant and Landlord hereby ratify and confirm all of the terms and conditions thereof.

THIS AGREEMENT shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

IN WITNESS THEREOF, Landlord and Tenant have hereunto set their hands and seals the date and year first above written and acknowledge one to the other they possess the requisite authority to enter into this transaction and to sign this Agreement.

GROVE STREET ASSOCIATES OF                   DONALDSON, LUFKIN & JENRETTE
JERSEY CITY LIMITED PARTNERSHIP              SECURITIES CORPORATION
(Landlord)                                   (Tenant)

By: Grove Street Urban Renewal Corp.,
    General Partner


By: /s/ Edward Leshowitz                     By: /s/ Robert A. Yurman
    --------------------------------             -------------------------------
    Edward Leshowitz, Vice President
                                             Its: Vice President
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                                   EXHIBIT A

                                 TWELFTH FLOOR

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                                  NOT TO SCALE

                              [FLOOR PLAN OMITTED]